Exhibit 99.1
LIVE NATION ENTERTAINMENT REPORTS FIRST QUARTER 2026 RESULTS

“2026 is off to a powerful start, with first quarter revenue climbing 12% to $3.8 billion. In an increasingly digital and AI-driven world, the global desire for authentic human connection has never been stronger. We are seeing a fundamental shift as fans prioritize the 'live' experience—the chance to be physically present with their favorite artists and share that energy with friends and fellow fans in a way a screen simply cannot replicate.
This cultural demand is driving record-breaking activity across our business. We have already booked over 85% of our large-venue shows for the year, with show counts up year-over-year across stadiums, arenas, and amphitheaters. Our momentum is clear: we have sold over 107 million tickets to date—an 11% increase—and Venue Nation is on track to grow fan attendance at our owned and operated venues by double-digits. As we continue to expand our global footprint to meet this growing demand for physical connection, we are well positioned for long-term compounding double-digit growth.” –Michael Rapino, President and CEO

LIVE NATION PACES FOR DOUBLE-DIGIT GROWTH IN 2026 (1Q26 vs. 1Q25)
•Revenue of $3.8 billion, up 12%
•Operating loss of $371 million, impacted by a $450 million legal accrual
•Adjusted operating income (AOI) of $371 million, up 9% with operating strength across all segments:
◦Concerts AOI of $3 million with fan attendance of 24 million, up 7%
◦Ticketing AOI of $256 million, driven by 81 million fee-bearing tickets, up 4%
◦Sponsorship AOI up 21% to $165 million, driven by brand demand to connect with our global fan base
•Q1 deferred revenue for Concerts and Ticketmaster at record levels:
◦Event-related deferred revenue of $6.6 billion, up 22%—largest deferred revenue balance in company history
◦Ticketing deferred revenue of $368 million, up 29%, accounting for $5.5 billion in deferred ticketing gross transaction value (GTV)
•While 2026 operating income will be impacted by a $450 million legal accrual, on pace to grow adjusted operating income by double-digits this year

GLOBAL ARTIST AND TOURING MOMENTUM ACCELERATE 2026 CONCERTS PERFORMANCE
•Revenue of $2.8 billion, up 12% vs. 1Q25
•Q1 AOI of $3 million and $12 million on a constant currency basis
•Over 85% of 2026 large venue shows booked (confirmed and offer-in) through the end of April, pacing up high-single digits so far this year, with stadium, arena, and amphitheater show count all up year-on-year
•Tickets sold through the end of April for 2026 Live Nation concerts up 11% to over 107 million, with consistent double-digit growth across key venue types—stadiums, arenas, amphitheaters, and festivals
•Full year fan attendance projected to grow high-single digits with timing shifts due to venue mix:
◦Top driver of Q2 fan growth expected to be third-party arenas
◦70% of amphitheater fan growth expected to occur in Q3, in line with the summer calendar
◦All stadium fan growth will occur in the second half
•For the full year, Concerts on track to deliver double-digit AOI growth with margins positioned to build on last year’s

VENUE NATION EXPANDS GLOBAL FOOTPRINT AND DELIVERS DEEPER FAN ENGAGEMENT
•Venues opened in 2025 on track to reach their run-rate annual AOI across Concerts and Sponsorship by 2028, delivering 20%+ IRRs:
◦TD Coliseum in Hamilton, Canada delivered a strong Q1 with show count up double-digits and set to deliver 80 shows for the full year—surpassing initial projections
◦At Rogers Stadium in Toronto, projected show count for the full-year is up 40% compared to its inaugural year in 2025
◦Ongoing roll out of premium hospitality, Live Nation’s Vinyl Room, delivering strong results so far this year with onsite spending at the Hollywood Palladium over $100 per fan, and up 30% per fan at Ziggo Dome in Amsterdam
•Venue Nation on track to grow fans at owned or operated venues by double-digits in 2026:
◦Recently completed three acquisitions: Movistar Arena Santiago, Unipol Forum in Milan, and IMPACT Arena in Bangkok, with a cumulative annual fan capacity of approximately four million
◦2026 major projects include two U.S. amphitheaters and one stadium in Guadalajara, Mexico
•2026 preopening costs for all venues under development expected to remain at approximately $50 million
•Venues opening in 2026 are projected to reach their run-rate annual AOI across Concerts and Sponsorship by 2029, continuing to deliver 20%+ IRRs

CONCERTS DEMAND DRIVES TICKETMASTER STRENGTH IN Q1 (vs. 1Q25 unless otherwise noted)
•Revenue of $765 million, up 10%
•AOI of $256 million, up 1%
◦$30 million in expenses related to legal and operational improvements
•Primary GTV grew 14%, with concerts delivering most of the growth
•Ticketmaster well positioned for sustained long-term growth:
◦Ticketmaster total fee-bearing tickets transacted through April for 2026 up 9% to 138 million, with GTV of $17 billion, up 15%
◦Primary fee-bearing ticket volume expected to grow mid-single digits for the full year
◦Ongoing efforts to reduce scalper activity expected to impact full-year Ticketmaster AOI by mid-single digits
•Full year AOI margin expected to be similar to last year

THE POWER OF PRESENCE: BRANDS PRIORITIZE AUTHENTIC CONNECTION AS GLOBAL SPONSORSHIP ACTIVITY REACHES NEW HEIGHTS (vs. 1Q25 unless otherwise noted)
•Revenue of $259 million, up 20%
•AOI of $165 million, up 21%, reflecting the strength of international festivals in South America and our growing venue portfolio
•85% of 2026 sponsorship commitments booked as of end of April, up double-digits
•AOI expected to grow double-digits for the full year, driven by venue portfolio expansion including naming rights across major arenas and festivals globally
•Full year AOI margin expected to be similar to last year

CAPITAL ALLOCATION SUPPORTS VENUE EXPANSION AND LONG-TERM GROWTH
•Q1 capital expenditures totaled $249 million; full year spend expected to be $1.1 to $1.2 billion:
◦Approximately $800 to $850 million of total capex is for venue expansion and enhancement projects
◦Venue investment cash requirements expected to be reduced by approximately $250 million from funding by joint-venture partners, sponsorship agreements, and other sources
◦Additional capex allocated to our ticketing and sponsorship growth initiatives, as well as ongoing maintenance at our venues
•Full year AOI to free cash flow—adjusted conversion expected to be in line with or higher than 2025
CONTINUED TO BOLSTER OUR BALANCE SHEET IN Q1
•Cash and cash equivalents of $9.1 billion, up from $7.2 billion last year and free cash of $1.7 billion, up from $1.1 billion last year
•Leverage stands at 3.6x, in line with historical levels, with a weighted average cost of debt of 4.2%
•In April, raised approximately €610 million in long-term debt at 5.5% through an investment grade financing vehicle backed by a portfolio of major venues
FULL-YEAR INCOME STATEMENT DETAILS (vs. FY25)
•Depreciation and amortization expected to grow 12-15%
•Net interest expense is expected to be $280 million
•Income tax expense is expected to be 15-20% of AOI, with cash taxes projected to be 80% of that amount
•Below the line items:
◦A $450 million legal accrual impacted Q1 operating income and earnings per share by $(1.93)
◦Noncontrolling interest expense is expected to grow 25% driven by strong performance across our global partnerships
◦Accretion expense is expected to be $160-180 million
•2026 share count not expected to change materially from 2025

Compare Our Operating Results to Past Quarters In The Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

The company will webcast a teleconference today, May 5, 2026, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 1Q26 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Emily Wofford
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FIRST QUARTER
(unaudited; $ in millions)

	Q1 2026 Reported	Q1 2025 Reported	Change	Q1 2026 Currency Impacts	Q1 2026 Constant Currency	Change at Constant Currency
Revenue
Concerts	$2,775.5	$2,484.1	12%	$(89.9)	$2,685.6	8%
Ticketing	765.0	694.7	10%	(19.0)	746.0	7%
Sponsorship & Advertising	258.6	216.1	20%	(12.3)	246.3	14%
Other and Eliminations	(6.1)	(12.8)	*	0.0	(6.1)	*
	$3,793.0	$3,382.1	12%	$(121.2)	$3,671.8	9%

Consolidated Operating Income (Loss)	$(370.5)	$114.8	*	$12.7	$(357.8)	*

Adjusted Operating Income (Loss)
Concerts	$2.9	$6.6	(56)%	$8.9	$11.8	79%
Ticketing	255.6	253.1	1%	(6.6)	249.0	(2)%
Sponsorship & Advertising	164.6	136.0	21%	(9.5)	155.1	14%
Other and Eliminations	(4.2)	(5.9)	*	0.1	(4.1)	*
Corporate	(47.9)	(48.7)	2%	0.0	(47.9)	2%
	$371.0	$341.1	9%	$(7.1)	$363.9	7%
* Percentages are not meaningful

Reconciliation of Operating Income (Loss) to Adjusted Operating Income
(unaudited; $ in millions)

	Q1 2026	Q1 2025
Operating Income (Loss)	$(370.5)	$114.8
Acquisition expenses	69.4	29.7
Amortization of non-recoupable ticketing contract advances	26.0	24.7
Depreciation and amortization	169.3	149.5
Gain on sale of operating assets	(6.0)	(2.2)
Governmental Investigations and Litigation	450.0	—
Stock-based compensation expense	32.8	24.6
Adjusted Operating Income	$371.0	$341.1

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)
Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

	Q1 2026	Q1 2025
Net cash provided by operating activities	$2,338.8	$1,321.3
Changes in operating assets and liabilities (working capital)	(2,546.1)	(1,056.6)
Governmental Investigations and Litigation	450.0	—
Free cash flow from earnings	$242.7	$264.7
Less: Maintenance capital expenditures	(30.0)	(14.9)
Distributions to noncontrolling interests	(38.0)	(33.7)
Free cash flow — adjusted	$174.7	$216.1

Net cash used in investing activities	$(417.7)	$(217.4)

Net cash provided by (used in) financing activities	$117.5	$(173.2)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	March 31, 2026	March 31, 2025
Cash and cash equivalents	$9,077.8	$7,158.7
Short-term investments	43.8	64.5
Client cash	(1,810.8)	(1,559.9)
Deferred revenue — event-related	(6,601.7)	(5,395.9)
Accrued artist fees	(173.8)	(125.5)
Collections on behalf of others	(164.5)	(140.5)
Prepaid expenses — event-related	1,336.6	1,117.5
Free cash	$1,707.4	$1,118.9

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s prospects for a record year in 2026 with anticipated double-digit growth, and its positioning for long-term compounding double-digit growth; expectations for operating income and adjusted operating income levels in 2026; expected Venue Nation fan growth at owned or operated venues in 2026; anticipated full year adjusted operating income growth for the company’s concerts business, as well as expected full year fan attendance and anticipated shifts in seasonality by venue type, and full year margin expectations; pacing for venues opened in 2025 to reach their run-rate annual adjusted operating income across concerts and sponsorship by 2028 as well as expected IRRs, as well as expectations for show count at these venues; expectations for Venue Nation fan growth at owned or operated venues for 2026 versus 2025; expected 2026 Venue Nation new builds; anticipated 2026 preopening costs for venues under development; the projection that venues opening in 2026 will reach their run-rate annual adjusted operating income across concerts and sponsorship by 2029, as well as expected IRRs; Ticketmaster’s positioning for sustained long-term growth, including full year expectations for growth in primary fee-bearing tickets, the impact to full year adjusted operating income from ongoing efforts to reduce scalper activity, and full year 2026 adjusted operating income margin expectations; expectations for full year 2026 adjusted operating income growth in the company’s sponsorship & advertising business, as well as full year adjusted operating income margin for the business; expected capital expenditure levels in 2026; expectations for full year 2026 adjusted operating income to free cash flow—adjusted conversion rates; expectations for full year 2026 levels of depreciation and amortization, net interest expense, income tax expense as a percentage of adjusted operating income, accretion expense, noncontrolling interest expense, and share count.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. Due to the significant and non-recurring nature of the matters, we also exclude from AOI the impact of realized liabilities for settlements and expenses for regulatory compliance matters associated with the provision for losses arising from certain significant governmental investigations and litigations under ASC 450 - Contingencies, which are described under the heading “Governmental Investigations and Litigation” in Note 6 of the Notes to the Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Except as described above, ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2026	December 31, 2025
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$9,077,847	$7,094,200
Accounts receivable, less allowance of $78,255 and $73,912, respectively	1,965,296	2,009,055
Prepaid expenses	2,217,054	1,453,732
Other current assets	381,342	417,405
Total current assets	13,641,539	10,974,392
Property, plant and equipment, net	3,664,231	3,415,771
Operating lease assets	1,910,332	1,869,753
Intangible assets
Definite-lived intangible assets, net	1,071,290	1,078,453
Indefinite-lived intangible assets, net	368,961	369,015
Goodwill	2,933,243	2,889,178
Long-term advances	667,912	631,071
Other long-term assets	1,810,584	1,684,900
Total assets	$26,068,092	$22,912,533
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$2,174,981	$1,941,389
Accrued expenses and accounts payable	3,562,342	3,555,811
Deferred revenue	7,410,720	4,461,959
Current portion of long-term debt, net	1,800,776	587,630
Other current liabilities	467,757	482,061
Total current liabilities	15,416,576	11,028,850
Long-term debt, net	6,709,420	7,612,018
Long-term operating lease liabilities	2,073,207	2,036,974
Other long-term liabilities	435,347	415,844
Commitments and contingent liabilities
Redeemable noncontrolling interests	951,724	924,472
Stockholders' equity
Common stock	2,333	2,328
Additional paid-in capital	1,405,279	1,455,925
Accumulated deficit	(1,431,082)	(1,041,978)
Cost of shares held in treasury	(30,396)	(30,396)
Accumulated other comprehensive loss	(85,538)	(114,872)
Total Live Nation stockholders' equity	(139,404)	271,007
Noncontrolling interests	621,222	623,368
Total equity	481,818	894,375
Total liabilities and equity	$26,068,092	$22,912,533

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands except share and per share data)
Revenue	$3,793,029	$3,382,117
Operating expenses:
Direct operating expenses	2,478,458	2,254,937
Selling, general and administrative expenses	961,519	778,922
Depreciation and amortization	169,296	149,455
Gain on disposal of operating assets	(6,022)	(2,202)
Corporate expenses	560,294	86,236
Operating income (loss)	(370,516)	114,769
Interest expense	90,522	80,343
Interest income	(39,467)	(34,061)
Equity in losses (earnings) of nonconsolidated affiliates	2,883	(479)
Other expense (income), net	(12,351)	2,953
Income (loss) before income taxes	(412,103)	66,013
Income tax expense (benefit)	(32,085)	19,711
Net income (loss)	(380,018)	46,302
Net income attributable to noncontrolling interests	9,086	23,099
Net income (loss) attributable to common stockholders of Live Nation	$(389,104)	$23,203

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(1.85)	$(0.32)

Weighted average common shares outstanding:
Basic and diluted	232,400,991	231,220,841

Reconciliation to net loss available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$(389,104)	$23,203
Accretion of redeemable noncontrolling interests	(41,279)	(98,094)
Net loss available to common stockholders of Live Nation—basic and diluted	$(430,383)	$(74,891)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(380,018)	$46,302
Reconciling items:
Depreciation	99,565	89,462
Amortization of definite-lived intangibles	69,731	59,993
Amortization of non-recoupable ticketing contract advances	26,020	24,722
Deferred income taxes	(44,693)	4,271
Amortization of debt issuance costs and discounts	5,150	3,684
Stock-based compensation expense	32,777	24,550
Unrealized changes in fair value of contingent consideration	10,409	1,169
Equity in losses of nonconsolidated affiliates, net of distributions	4,553	3,480
Provision for uncollectible accounts receivable	(1,224)	3,574
Gain on mark-to-market of investments in nonconsolidated affiliates and crypto assets	(6,189)	(5,467)
Loss (gain) on forward currency exchange contracts	(17,306)	13,361
Other, net	(6,002)	(4,485)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	70,629	(70,535)
Increase in prepaid expenses and other assets	(783,967)	(592,946)
Increase (decrease) in accrued expenses, accounts payable and other liabilities	281,040	(545,945)
Increase in deferred revenue	2,978,360	2,266,061
Net cash provided by operating activities	2,338,835	1,321,251

CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(1,944)	(6,403)
Collections of notes receivable	5,920	9,375
Investments made in nonconsolidated affiliates	(9,649)	(3,887)
Purchases of property, plant and equipment	(308,978)	(170,791)
Cash paid for acquisition of right-of-use assets	—	(20,800)
Cash paid for acquisitions, net of cash acquired	(113,203)	(31,346)
Other, net	10,115	6,457
Net cash used in investing activities	(417,739)	(217,395)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt, net of debt issuance costs	226,161	11,059
Payments on debt including extinguishment costs	(6,611)	(86,828)
Contributions from noncontrolling interests	11,349	4,612
Distributions to noncontrolling interests	(38,000)	(33,742)
Purchases of noncontrolling interests, net	(25,882)	(4,496)
Proceeds from exercise of stock options	783	2,606
Taxes paid for net share settlement of equity awards	(47,930)	(65,009)
Payments for deferred and contingent consideration	(1,530)	(1,242)
Other, net	(859)	(150)
Net cash provided by (used in) financing activities	117,481	(173,190)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(54,613)	131,471
Net increase in cash, cash equivalents and restricted cash	1,983,964	1,062,137
Cash, cash equivalents and restricted cash at beginning of period	7,106,986	6,106,109
Cash, cash equivalents and restricted cash at end of period	$9,090,950	$7,168,246